Exhibit 107.1

FORM S-8
(Form Type)

CTI BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	Rule 457(a) (2)	8,000,000 (5)	$5.265	$42,120,000	$92.70 per $1,000,000	$3,904.52
Equity	Common stock, par value $0.001 per share	Rule 457(a) (3)	500,000 (6)	$4.475	$2,237,500	$92.70 per $1,000,000	$207.42
Equity	Common stock, par value $0.001 per share	Rule 457(a) (4)	2,032,500 (7)	$2.943	$5,981,648	$92.70 per $1,000,000	$554.50
Total Offering Amounts					$50,339,148		$4,666.44
Total Fee Offsets							—
Net Fee Due							$4,666.44
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of CTI BioPharma Corp. (the “Registrant”) that become issuable under the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”), the CTI BioPharma Corp. Amended and Restated 2007 Employee Stock Purchase Plan (the “ESPP”) and the outstanding option awards that were granted to newly hired employees as inducement to the employees' acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Awards”).
(2)    Estimated in accordance with Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on June 14, 2022.
(3)    Estimated in accordance with Rule 457(h) of the Securities Act based on a 15% discount from the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Stock Market on June 14, 2022, such discount representing the maximum permissible discount offered pursuant to the ESPP.
(4)    Estimated in accordance with Rule 457(h) of the Securities Act based on the weighted average exercise price of the Inducement Awards.
(5)    Represents 8,000,000 shares of Common Stock reserved for issuance under the 2017 Plan.
(6)    Represents 500,000 shares of Common Stock reserved for issuance under the ESPP.
(7) Represents 2,032,500 shares of Common Stock subject to the Inducement Awards.